Exhibit 16.1

CBIZ CPAs P.C 730 Third Avenue 11th Floor New York, NY 10017 P: 212.485.5500

September 25, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Dragonfly Energy Holdings Corp. under Item 4.01 of its Form 8-K dated September 25, 2026. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Dragonfly Energy Holdings Corp. contained therein.

Very truly yours,

New York, New York

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